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                                                                    EXHIBIT 3.92

                                                                         [STAMP]

                              CERTIFICATE OF MERGER

                                       OF

                                 OI UMI STS INC.
                                       AND
                               OI MVCURC STS INC.

                                      INTO

                           OWENS-ILLINOIS GENERAL INC.

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DO HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

          NAME                       STATE OF INCORPORATION
  ---------------------------        ----------------------
  OI UMI STS Inc.                            Delaware
  OI MVCURC STS Inc.                         Delaware
  Owens-Illinois General Inc.                Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is OWENS-ILLINOIS GENERAL INC.

     FOURTH: That OI GENERAL FTS INC., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

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     FIFTH: That as an effect of the merger, the Certificate of Incorporation of Owens-Illinois General Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

     SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

     EIGHTH: This Certificate of Merger shall be effective on April 30, 1996.

OI UMI STS INC.                               OWENS-ILLINOIS GENERAL INC.

By: /s/ David G. Van Hooser                   By: /s/ David G. Van Hooser
   ----------------------------------            -------------------------------
    David G. Van Hooser                           David G. Van Hooser
    Vice President                                Vice President

Attest: /s/ James W. Baehren                  Attest: /s/ James W. Baehren
       ------------------------------                 --------------------------
        James W. Baehren                              James W. Baehren
        Assistant Secretary                           Secretary

OI MVCURC STS INC.

By: /s/ David G. Van Hooser
   ----------------------------------
    David G. Van Hooser
    Vice President

Attest: /s/ James W. Baehren
       ------------------------------
        James W. Baehren
        Assistant Secretary

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